UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 8, 2026

PC Connection, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-23827	02-0513618
(State or Other Juris- diction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

730 Milford Road Merrimack, NH	03054
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 603-683-2000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	CNXN	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 14, 2026, PC Connection, Inc. (the “Company”) announced that Matthew Zafirovski joined the Company as President and Chief Operating Officer effective October 12, 2026.

Prior to joining the Company, Mr. Zafirovski, 41, served as Chief Executive Officer of Tusker, a full-service technology solutions provider, from 2022 to 2026, after previously serving as Chief Operating Officer of Tusker from 2020 to 2022. Mr. Zafirovski has also held leadership roles with Groupon, Apple, McKinsey & Company and Meadowood Associates. He earned an MBA from Northwestern University’s Kellogg School of Management and a bachelor’s degree in public policy from Duke University.

In connection with his appointment, the Company entered into an offer letter with Mr. Zafirovski, dated October 8, 2026 (the “Offer Letter”).

Mr. Zafirovski’s annual base salary will be $700,000, and he will be eligible to participate in the Company’s Executive Bonus Plan at a basic rate of 100% of base salary, subject to performance-based acceleration tables. Additionally, Mr. Zafirovski will be granted 25,000 restricted stock units entitling him to receive an equal number of shares of the Company’s common stock, such restricted stock units to vest at a rate of 25% per year, beginning with the first anniversary of the date of grant.

Pursuant to the terms of the Offer Letter, in the event Mr. Zafirovski’s employment is terminated by the Company for any reason other than death, disability, or cause, he is entitled to receive severance payments in an amount equal to his base salary at the rate in effect on the date of termination (the “Termination Date”) for a period of (i) six months or (ii) until such time as he secures other employment, whichever is shorter.

The foregoing description of the Offer Letter is qualified in its entirety by reference to the Offer Letter, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

In connection with Mr. Zafirovski’s appointment, Timothy J. McGrath ceased serving as President of the Company, effective October 12, 2026. Mr. McGrath continues to serve as the Company’s Chief Executive Officer.

On October 12, 2026, PC Connection, Inc. a Delaware corporation (the “Company”), appointed Matt Zafirovski as Chief Operating Officer, effective October 12, 2026.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Offer Letter between PC Connection, Inc. and Matthew Zafirovski, dated October 8, 2026.

99.1	Press Release issued by PC Connection, Inc. on October 14, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 14, 2026	PC CONNECTION, INC.

	By:	/s/ Thomas C. Baker
Thomas C. Baker
Senior Vice President, Chief Financial Officer & Treasurer